SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.)

Check the appropriate box:

[]            Preliminary Information Statement

[]            Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]         Definitive Information Statement

                              Franklin Alternative Strategies Funds

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box)

[X]             No fee required.

[]                Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)   Title of each class of securities to which transaction applies:

__________________________________________________________________________

2)   Aggregate number of securities to which transaction applies:

__________________________________________________________________________

3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

__________________________________________________________________________

4)   Proposed maximum aggregate value of transaction:

__________________________________________________________________________

5)   Total fee paid:

__________________________________________________________________________

[ ]               Fee paid previously with preliminary materials.

[ ]               Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)  and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

     __________________________________________________________________________

2)   Form, Schedule or Registration Statement No.:

     __________________________________________________________________________

3)   Filing Party:

     __________________________________________________________________________

4)   Date Filed:

     __________________________________________________________________________

Franklin K2 Long Short Credit Fund

A SERIES OF Franklin Alternative Strategies Funds

One Franklin Parkway

San Mateo, California 94403-1906

IMPORTANT NOTICE OF INTERNET AVAILABILITY
 OF INFORMATION STATEMENT

This notice provides only an overview of the more complete Information Statement that is available to you on the Internet relating to the Franklin K2 Long Short Credit Fund (the “Fund”), a series of Franklin Alternative Strategies Funds (the “Trust”).  We encourage you to access and review all of the important information contained in the Information Statement, available online at: http://www.franklintempleton.com/K2BSPInfo

The Information Statement describes recent changes involving the investment management of the Fund.  The Fund seeks to achieve its investment goal by allocating its assets across multiple “alternative” strategies.  The Fund is structured as a multi-manager fund (meaning the Fund’s assets are managed by multiple sub-advisors) and the Fund’s investment manager, K2/D&S Management Co., L.L.C. (“K2 Advisors”), has the ultimate responsibility, subject to oversight by the Trust’s Board of Trustees (the “Board”), to oversee the Fund’s sub-advisors and recommend their hiring, termination and replacement.  K2 Advisors allocates the Fund’s assets among multiple sub-advisors which, from time to time, may include sub-advisors that are  unaffiliated and affiliated with K2 Advisors, who will implement one or more “alternative” investment strategies in the fixed-income or credit areas.

Under an exemptive order from the U.S. Securities and Exchange Commission, K2 Advisors is permitted to appoint and replace both wholly owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements with such sub-advisors without obtaining prior shareholder approval, but subject to the approval of the Board.  On February 25, 2020, the Board, on behalf of the Fund, approved a new sub-advisory agreement between K2 Advisors and BSP, pursuant to which Benefit Street Partners L.L.C. (“BSP”) began managing an allocated portion of the Fund’s assets on September 29, 2020.

A more detailed description of BSP and its investment operations, information about the new sub-advisory agreement with BSP, and the reasons the Board appointed BSP, are included in the Information Statement.

This Notice of Internet Availability of Information Statement is being mailed beginning on or about November 13, 2020, to shareholders of record of the Fund as of November 2, 2020.  To reduce Fund expenses, we try to identify related shareholders in a household and send only one copy of the Notice of Internet Availability of Information Statement. This process, called “householding,” will continue indefinitely unless you instruct us otherwise. If you prefer not to have this document householded, please call us at (800) 632-2301. The Information Statement will be available online until at least February 10, 2021.  A paper or e-mail copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN /(800) 342-5236.  If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

948 SHLTR 11/20

FRANKLIN K2 LONG SHORT CREDIT FUND

A SERIES OF Franklin Alternative Strategies Funds

One Franklin Parkway

San Mateo, California 94403-1906

INFORMATION STATEMENT

This Information Statement describes recent changes involving the investment management of the Franklin K2 Long Short Credit Fund (the “Fund”), a series of Franklin Alternative Strategies Funds (the “Trust”).  At an in-person meeting held on February 25, 2020, the Trust’s Board of Trustees (the “Board” or the “Trustees”), on behalf of the Fund, approved a new sub-advisory agreement between K2/D&S Management Co., L.L.C. (“K2 Advisors”) and Benefit Street Partners L.L.C. (“BSP”), pursuant to which BSP began managing an allocated portion of the Fund’s assets on September 29, 2020. The Fund seeks to achieve its investment goal by allocating its assets across multiple “alternative” strategies in the fixed-income or credit areas.  K2 Advisors has the ultimate responsibility, subject to oversight by the Board, to oversee the Fund’s sub-advisors and recommend their hiring, termination and replacement.  K2 Advisors allocates the Fund’s assets among multiple sub-advisors which, from time to time, may include sub-advisors that are  unaffiliated and affiliated with K2 Advisors, who will implement one or more “alternative” investment strategies in the fixed-income or credit areas. The Fund is structured as a multi-manager fund.  Under an exemptive order from the U.S. Securities and Exchange Commission ( “SEC”), K2 Advisors is permitted to appoint and replace both wholly owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements without obtaining prior shareholder approval, but subject to the approval of the Board (the “Manager of Managers Order”).

This Information Statement is being made available via the internet beginning on or about November 20, 2020 to all shareholders of record of the Fund as of November 2, 2020 (the “Record Date”).  The Information Statement will be available online at http://www.franklintempleton.com/K2BSPInfo until at least February 10 2021.  A paper or e-mail copy of this Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN/(800) 342-5236.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Why am I receiving this Information Statement?

This Information Statement is being furnished to you by the Board to inform shareholders of recent changes in the investment management of the Fund.  The Board, upon the recommendation of K2 Advisors, has approved a new sub-advisory agreement between K2 Advisors and BSP (the “New Sub-Advisory Agreement”).  K2 Advisors and BSP are both wholly owned subsidiaries of Franklin Resources, Inc. (“Resources”). This Information Statement provides details regarding BSP, the New Sub-Advisory Agreement, and the reasons the Board appointed BSP as a new sub-advisor.

What is the Manager of Managers Structure?

The Fund is structured as a multi-manager fund and K2 Advisors has the ultimate responsibility, subject to oversight by the Board, to oversee sub-advisors and recommend their hiring, termination and replacement. K2 Advisors also, subject to the review and approval of the Board: sets the Fund’s overall investment strategy; evaluates, selects and recommends sub-advisors to manage all or a portion of the Fund’s assets; and implements procedures reasonably designed to ensure that each sub-advisor complies with the Fund’s investment goal, policies and restrictions. Subject to review by the Board, K2 Advisors allocates and, when appropriate, reallocates the Fund’s assets among sub-advisors and monitors and evaluates the sub-advisors’ performance.  Each of the sub-advisors is responsible for selecting investments for that portion of the Fund’s portfolio allocated to it.  As part of the Fund’s multi-manager structure, the Trust has received the Manager of Managers Order.

The Fund, however, must comply with certain conditions when relying on the Manager of Managers Order.  One condition is that the Fund, by providing this Information Statement, inform shareholders of the hiring of any new wholly owned or unaffiliated sub-advisor within ninety (90) days after the hiring.

APPOINTMENT OF the new sub-advisor TO THE FUND

Why was BSP appointed as a new sub-advisor?

K2 Advisors recommended, and the Board approved, the appointment of BSP as a sub-advisor to the Fund to manage a portion of the Fund’s assets using a credit long short strategy.

Has the addition of BSP increased the Fund’s fees and expenses?

No.  The addition of BSP as a sub-advisor to the Fund has had no impact on the investment management fees charged to the Fund or the fees paid by Fund shareholders, because the fees paid by K2 Advisors to the Fund’s sub-advisors are deducted from the fees paid by the Fund to K2 Advisors.  The addition of BSP as a sub-advisor to the Fund has not materially changed the manner in which the Fund seeks to achieve its investment goal or the level of services that are provided to the Fund.

Information about BSP

            BSP is an SEC-registered investment adviser located at 9 West 57th Street, Suite 4920, New York, New York 10019.  BSP is a limited liability company.  BSP is a direct, wholly owned subsidiary of Resources.  Resources’ principal offices are located at One Franklin Parkway, San Mateo, California 94403-1906.  Resources is a publicly owned holding company, the principal stockholders of which are Charles B. Johnson and Rupert H. Johnson, Jr., who each owned approximately 21% of its outstanding shares as of September 30, 2020.  The shares deemed to be beneficially owned by Charles B. Johnson include certain shares held by three private charitable foundations for which he is a trustee, of which he disclaims beneficial ownership.  The shares deemed to be beneficially owned by Rupert H. Johnson, Jr. include certain shares held by a private charitable foundation for which he is a trustee or by his spouse, of which he disclaims beneficial ownership. BSP has approximately $28 billion in assets under management as of September 30, 2020.

The names and principal occupations of the principal executive officers of BSP, as of the Record Date, are set forth below. The business address of each person is 9 West 57th Street, Suite 4920, New York, New York 10019.

Name	Title
Thomas James Gahan	Chief Executive Officer
David Joseph Manlowe	Chief Operating Officer, Secretary, and Treasurer
Bryan Roger Martoken	Chief Financial Officer
Alexander Howe McMillan	Chief Compliance Officer
Richard Jan Byrne	President

material terms of the New sub-advisory agreement

Below is a summary of the material terms of the New Sub-Advisory Agreement.  The terms are substantially similar to the terms of other sub-advisory agreements K2 Advisors has with the other sub-advisors for the Fund.

Services.  Subject to the overall policies, direction and review of the Board and to the instructions and supervision of K2 Advisors, BSP provides certain investment advisory services for a portion of the Fund as agreed upon from time to time by K2 Advisors and BSP, including the formulation and implementation of a continuous investment program for that portion of the Fund’s assets allocated to BSP by K2 Advisors from time to time (the “Sub-Advised Portion”) and determining in its discretion the securities, cash and other financial instruments to be purchased, retained, or sold for the Sub-Advised Portion in a manner consistent with the Fund’s investment strategy.

            Management Fees.  K2 Advisors compensates BSP for providing investment advice and analysis and for managing its Sub-Advised Portion.  K2 Advisors pays BSP for its services from the investment management fees it receives from the Fund.

Payment of Expenses. During the term of the New Sub-Advisory Agreement, BSP will pay its own expenses incurred in connection with its activities under the New Sub-Advisory Agreement other than any investment-related expenses (including but not limited to any execution expenses, brokerage commissions, if any, and any investment-related valuation expenses) acquired and disposed for the Sub-Advised Portion. K2 Advisors and the Fund will be responsible for all of their respective expenses.

Brokerage.  In performing the services described above, BSP shall seek to obtain best execution.  Subject to appropriate policies and procedures, BSP may, to the extent authorized by law and in accordance with the terms of the Fund’s prospectus and statement of additional information and with BSP’s policies, cause the Fund to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, if BSP determines in good faith that the amount of the commission charged was reasonable in relation to the value of brokerage and/or research services provided by such broker.

Continuance.  The New Sub-Advisory Agreement will remain in effect for two years after its effective date unless earlier terminated.  The effective date of the New Sub-Advisory Agreement is August 24, 2020.  As provided therein, the New Sub-Advisory Agreement is thereafter renewable annually (i) by a vote of the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), provided that in either event the continuance is also approved by a vote of the majority of the Board who are not parties to the New Sub-Advisory Agreement or “interested persons,” as defined in the 1940 Act, of any party to the New Sub-Advisory Agreement or the Fund (“Independent Trustees”), by a vote cast at a meeting called for the purpose of voting on such approval.

            Termination.  The New Sub-Advisory Agreement may be terminated at any time, without payment of any penalty, (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund, upon sixty (60) days’ written notice to K2 Advisors and BSP, (ii) by K2 Advisors or BSP upon at least sixty (60) days’ written notice to the other party, and (iii) by K2 Advisors or the Fund upon a material breach by BSP of any of BSP’s obligations or representations under the New Sub-Advisory Agreement if such breach is not corrected by BSP within a specified number of business days after notice thereof by K2 Advisors or the Fund.  The New Sub-Advisory Agreement shall terminate automatically in the event of any assignment thereof, as defined in the 1940 Act, and upon any termination of the investment management agreement between K2 Advisors and the Fund.

Standard of Care.  Under the New Sub-Advisory Agreement, BSP and its directors, officers or employees shall not be held liable to K2 Advisors, the Fund, or to any shareholder of the Fund in the absence of BSP’s material breach of the New Sub-Advisory Agreement, willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties under the New Sub-Advisory Agreement, or any untrue statement of material fact (or omission of such statement) contained in materials pertaining to the Sub-Advised Portion or BSP.  BSP is required to indemnify and hold harmless the Fund, K2 Advisors and each of its affiliates, officers, directors, trustees, and employees (each, a “Franklin Indemnified Party”) for any losses, damages, costs and expenses incurred by a Franklin Indemnified Party with respect to (i) BSP’s material breach of the New Sub-Advisory Agreement, willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties thereunder or (ii) any untrue statement of a material fact (or an omission of such statement) contained in the Prospectus, SAI, Registration Statement, proxy materials, shareholder reports, advertisements, or sales literature pertaining solely to the Sub-Advised Portion or BSP to the extent that such statement was made in reliance on information furnished to the Fund and K2 Advisors by BSP or any director, officer, agent or employee of BSP for use therein. The New Sub-Advisory Agreement contains similar provisions pursuant to which K2 Advisors and the Fund are required to indemnify BSP.

What factors did the Board consider when approving the New Sub-Advisory Agreement?

            In approving the New Sub-Advisory Agreement, the Board, including the Independent Trustees, determined that fees to be paid under the New Sub-Advisory Agreement were fair and reasonable and that approval of the New Sub-Advisory Agreement was in the interests of the Fund and its shareholders. As part of the approval process, the Trustees considered the process undertaken and information provided during their consideration and approval on May 22, 2019 of the investment management agreement between K2 Advisors, and the Trust, on behalf of the Fund, and the sub-advisory agreements between K2 Advisors and the Fund’s existing sub-advisors.

            At an Independent Trustees’ meeting held on December 6, 2019, the Independent Trustees met with representatives of BSP. In making the foregoing approvals, the Independent Trustees received assistance and advice from their independent counsel and, in addition to the materials provided at prior meetings, considered various materials related to the New Sub- Advisory Agreement including: (1) a copy of the proposed form of New Sub-Advisory Agreement; (2) information describing the nature, quality and extent of services that BSP would provide to the Fund, and the proposed sub- advisory fees payable to BSP; (3) a report from K2 Advisors on the diligence conducted on BSP and the reasons for recommending BSP as a sub- advisor for the Fund, including, but not limited to, BSP’s background, experience, personnel, operations, policies, procedures and compliance functions and plans for the integration of such operations, policies, procedures and compliance functions with those of K2 Advisors; and (4) a report from the Fund’s Interim Chief Compliance Officer regarding BSP’s compliance program and capabilities, including BSP’s policies and procedures in place to address potential conflicts of interest, and the diligence undertaken by the Fund’s Interim Chief Compliance Officer with respect thereto. The Board noted that the terms of the New Sub-Advisory Agreement were substantially similar to the terms of the sub-advisory agreements with the Fund’s existing sub-advisors.

            The Board’s consideration of whether to approve the New Sub-Advisory Agreement on behalf of the Fund took into account several factors including, but not limited to, the following: (1) the nature and quality of the services to be provided by BSP to the Fund under the New Sub-Advisory Agreement; (2) BSP’s experience as a manager of other accounts; (3) BSP’s strength and reputation within the industry; (4) the fairness of the compensation under the New Sub-Advisory Agreement; (5) the personnel, operations, financial condition, and investment management capabilities, methodologies and resources of BSP; (6) profitability matters; (7) reports from K2 Advisors on the diligence conducted on BSP and the reasons for recommending BSP as a sub-advisor for the Fund, including, but not limited to, BSP’s background, experience, personnel, operations, policies, procedures and compliance functions and plans for the integration of such operations, policies, procedures and compliance functions with those of K2 Advisors; and (8) a report from the Trust’s Interim Chief Compliance Officer regarding BSP’s compliance program and capabilities, including BSP’s policies and procedures in place to address potential conflicts of interest, and the diligence undertaken by the Trust’s Interim Chief Compliance Officer with respect thereto. Particular attention was given to the due diligence and risk management procedures of K2 Advisors with respect to selecting and overseeing sub-advisors of the Fund, as well as BSP’s risk management program and to derivatives and other complex instruments that are expected to be held by the Fund and how such instruments are expected to be used to pursue the Fund’s investment goals.

            The following discussion relates to certain primary factors relevant to the Board’s decision to approve the New Sub-Advisory Agreement. This discussion of the information and factors considered by the Board (including the information and factors discussed above) is not intended to be exhaustive, but rather summarizes certain factors considered by the Board. In view of the wide variety of factors considered, the Board did not, unless otherwise noted, find it practicable to quantify or otherwise assign relative weights to the following factors. In addition, individual Trustees may have assigned different weights to various factors.

            NATURE, EXTENT AND QUALITY OF SERVICES. The Trustees reviewed the nature, extent and quality of the services to be provided by BSP. In this regard, they reviewed the Fund’s investment goal and BSP’s proposed investment strategy, and BSP’s ability to implement such investment goal and/or investment strategy, including, but not limited to, BSP’s trading practices and investment decision processes.

            With respect to the sub-advisory services to be provided by BSP, the Board noted the responsibilities that BSP would have with respect to the Sub-Advised Portion, including, among others, implementing the investment strategies with respect to the Sub-Advised Portion and ensuring compliance with the investment strategies, policies, and limitations of the Sub-Advised Portion. The Trustees considered the successful performance of BSP in managing other investment products with investment strategies similar to the investment strategies of the Sub-Advised Portion of the Fund.

            The Trustees reviewed the portfolio management team at BSP that would be responsible for managing the Sub-Advised Portion, including the team’s performance, staffing, skills and compensation program. The Trustees considered various other products, portfolios and entities that are advised by BSP, their relative fees and reasons for differences with respect thereto and any potential conflicts. The Board also considered a report from the Trust’s Interim Chief Compliance Officer regarding BSP’s compliance program as such policies relate to the operations of the Fund. The Board considered the selection and due diligence process employed by K2 Advisors in proposing BSP as a sub-advisor to the Fund, including the due diligence undertaken with respect to BSP’s compliance capabilities, and efforts to integrate BSP’s operations, policies, procedures and compliance functions with those of K2 Advisors.

            Based on their review, the Trustees were satisfied with the nature and quality of the overall services to be provided by BSP to the Fund and its shareholders and were confident in the abilities of BSP to implement its proposed investment strategy, and to provide quality services to the Fund and its shareholders.

            INVESTMENT PERFORMANCE. The Board noted that, as BSP had not provided any services to the Fund, there was no investment performance of BSP with respect to the Fund. The Board considered the investment performance of BSP in managing other investment products with similar investment strategies to the investment strategies of the Sub-Advised Portion. The Board also considered the performance benchmarks for the Fund and how such benchmarks would be utilized to measure the performance of BSP in managing the Sub-Advised Portion.

            COMPARATIVE EXPENSES AND PROFITABILITY. The Board considered the cost of the services to be provided by BSP. The Board also noted that it could not evaluate BSP’s profitability with respect to the Fund since no assets had yet been allocated to BSP.

            The Board noted that the sub-advisory fees would be paid by K2 Advisors to BSP and would not be additional fees to be borne by the Fund. The Board also noted that the sub- advisory fees to be paid by K2 Advisors to BSP were the product of negotiations between K2 Advisors and BSP and the Board considered the allocation of the investment management fee charged to the Fund between K2 Advisors and BSP in light of the nature, extent and quality of the investment management services expected to be provided by K2 Advisors and BSP. The Trustees considered various other products, portfolios and entities that are advised by BSP and the allocation of assets and expenses among and within them, as well as their relative fees and reasons for differences with respect thereto and any potential conflicts. The Board considered the extent to which BSP may derive ancillary benefits from the Fund’s operations.

            With respect to the impact on K2 Advisors’ and its affiliates’ profitability as a result of hiring BSP as a sub-advisor to the Fund, the Board considered the following: (1) the fee waiver and expense limitation arrangements in effect, and the amount of Fund expenses that were absorbed since the inception of the Fund by K2 Advisors through such arrangements, (2) the level of sub-advisory fees to be paid to BSP, and (3) whether there is a conflict of interest from which the K2 Advisors or BSP derives an inappropriate advantage.

            Based upon its consideration of all these factors, the Board determined that the sub-advisory fee structure for BSP was fair and reasonable. In doing so, the Board, including the Independent Trustees, found that the appointment of BSP is in the best interests of the Fund and its shareholders, and does not involve a conflict of interest from which the K2 Advisors or BSP derives an inappropriate advantage.

            ECONOMIES OF SCALE. The Board considered economies of scale that may be realized by BSP as the Fund grows larger and the extent to which such economies of scale may be shared with Fund shareholders, as for example, in the level of the sub-advisory fees charged, in the quality and efficiency of services rendered and in increased capital commitments benefiting the Fund directly or indirectly. The Board concluded that economies of scale were deemed not to be a significant factor at that time in light of, among other matters, the fee waiver and expense limitation arrangement in effect.

            CONCLUSION. After consideration of the foregoing factors, and such other matters as were deemed relevant, and with no single factor being determinative to their decision, the Trustees—including a majority of the Independent Trustees—with the assistance of independent counsel approved the New Sub- Advisory Agreement, including the fees payable thereunder, with BSP for the Fund.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Investment Manager and Sub-Advisors

K2 Advisors currently serves as the Fund’s investment manager pursuant to an amended and restated investment management agreement dated October 1, 2017, between the Trust, on behalf of the Fund, and K2 Advisors (the “Management Agreement”).  The Management Agreement was most recently approved and renewed by the Board, including the Independent Trustees, on May 14, 2020.  K2 Advisors’ principal offices are located at 300 Atlantic Street, 12th Floor, Stamford, Connecticut 06901. Together, K2 Advisors and its affiliates manage, as of October 31, 2020 over $1.39 trillion in assets. K2 Advisors has been in the investment management business since 1994.  K2 Advisors is a wholly owned subsidiary of Resources.  Further information about Resources and its principal shareholders can be found above under “Appointment of the New Sub-Advisor to the Fund — Information about BSP.”

 The Trustees who are interested persons of K2 Advisors or its affiliates and certain officers of the Trust who are shareholders of Resources are not compensated by the Trust or the Fund for their services, but may receive indirect remuneration due to their participation in management, advisory and other fees received by K2 Advisors and its affiliates from the Fund.

The Trust employs K2 Advisors to manage the investment and reinvestment of the Fund’s assets, to administer its affairs and to provide or procure, as applicable, administrative and other services, subject to the oversight of the Board.  Under the Management Agreement,  K2 Advisors has the authority to supervise and direct the Fund’s investments and has the discretion to determine from time to time what securities and other investments will be purchased or sold by the Fund and what portion of its assets will be invested or held uninvested as cash. K2 Advisors also may place orders with or through such brokers, dealers or futures commissions merchants as it may select. In addition, K2 Advisors has the authority and discretion to delegate its investment management responsibilities through the appointment of one or more sub-advisors. In allocating the Fund’s assets, K2 Advisors has discretion to not allocate any assets to one or more sub-advisors at any time.

Prior to March 1, 2020, the Fund paid K2 Advisors a fee equal to an annual rate of 1.90% of the value of its net assets. Effective March 1, 2020, the Fund pays K2 Advisors a fee equal to an annual rate of 1.60% of the average daily net assets of the Fund for managing the Fund’s assets, including investment advisory services and Fund administration services. The fee is calculated daily and paid monthly according to the terms of the Management Agreement. Each class of the Fund’s shares pays its proportionate share of the fee.  In addition, K2 Advisors has agreed to waive or limit its fees and to assume as its own certain expenses otherwise payable by the Fund so that expenses (excluding Rule 12b-1 fees; acquired fund fees; expenses related to securities sold short; and certain non-routine expenses or costs (including those relating to litigation, indemnification, reorganizations and liquidations)) for each class of the Fund do not exceed (and could be less than) 1.65% until September 30, 2021. The transfer agent has contractually agreed to cap transfer agent fees for Class R6 shares of the Fund so that transfer agent fees for that class do not exceed 0.03% until September 30, 2021. The investment management fees, as a percentage of the Fund’s net assets, before and after such waiver for the fiscal year ended May 31, 2020 were 1.83% and 1.47%, respectively.  For the fiscal year ended May 31, 2020 the aggregate amount of the investment management fees paid by the Fund to K2 Advisors was $1,781,000 (after fee waivers).  Investment management fees before waivers totaled $2,215,832.

            K2 Advisors compensates each sub-advisor for providing investment advice and analysis and for managing its respective portion of the assets allocated to it from time to time.  K2 Advisors pays each of the sub-advisors for their services from the investment management fees it receives from the Fund.  During the fiscal year ended May 31, 2020, K2 Advisors paid the unaffiliated sub-advisors a fee, in the aggregate, equal to the annual rate of 1.00%. For the last fiscal year ended May 31, 2020, the aggregate amount of sub-advisory fees paid by K2 Advisors to the unaffiliated sub-advisors was $1,165,844. For the last fiscal year ended May 31, 2020, the Fund did not have any affiliated sub-advisors.

The Fund’s current sub-advisors and their associated strategies are listed below.

Name of Sub-Advisor	Strategy
Apollo Credit Management LLC	Credit Long Short
Benefit Street Partners L.L.C.	Credit Long Short
Chatham Asset Management, LLC	Credit Long Short
Ellington Global Asset Management, LLC	Structured Credit
Medalist Partners, LP	Structured Credit
Emso Asset Management Limited	Emerging Markets Fixed Income

The Administrator

The administrator for the Fund is Franklin Templeton Services, LLC (“FT Services”), with offices at One Franklin Parkway, San Mateo, California 94403-1906.  FT Services is an indirect, wholly owned subsidiary of Resources and an affiliate of K2 Advisors, BSP, and the Fund’s principal underwriter.  K2 Advisors paid FT Services $362,956 for administrative services for the fiscal year ended May 31, 2020. These services continue to be provided subsequent to the approval of the New Sub-Advisory Agreement. The Bank of New York Mellon, Mutual Funds Division, 100 Church Street, New York, New York 10286, has an agreement with FT Services to provide certain sub-administrative services and facilities for the Fund. The administrative services The Bank of New York Mellon provides include, but are not limited to, certain fund accounting, financial reporting, tax, treasury and compliance services.

The Principal Underwriter

The principal underwriter for the Fund is Franklin Templeton Distributors, Inc. (“Distributors”), One Franklin Parkway, San Mateo, California 94403-1906.  As principal underwriter, Distributors receives underwriting commissions and 12b-1 fees pursuant to separate Rule 12b-1 plans adopted by the Board for the Fund, which fees are used for, among other things, service fees paid to securities dealers, advertising expenses and the costs of printing sales material and prospectuses.  Distributors does not receive compensation from the Fund for acting as underwriter of the Fund’s Class R6 or Advisor Class shares. In connection with the offering of the Fund’s Class A, C, and R shares, Distributors received $12,580 in total commissions and retained $1,176 for the fiscal year ended May 31, 2020. Distributors also received $946 in connection with the redemption or repurchase of shares for the fiscal year ended May 31, 2020. For the fiscal year ended May 31, 2020, the Fund paid $76,908 under the Fund’s Class A 12b-1 plan, $29,188 under the Fund’s Class C 12b-1 plan, and $974 under the Fund’s Class R 12b-1 plan. These services continue to be provided subsequent to the approval of the New Sub-Advisory Agreement.

The Transfer Agent

The transfer agent and shareholder servicing agent for the Fund is Franklin Templeton Investor Services, LLC (“Investor Services”), located at 3344 Quality Drive, Rancho Cordova, California 95670-7313.  For the year ended May 31, 2020, the Fund paid transfer agent fees of $136,837, of which $45,757 was retained by Investor Services. These services continue to be provided subsequent to the approval of the New Sub-Advisory Agreement.

Other Matters

The Fund’s audited financial statements and annual report for its last completed fiscal year, and any subsequent semi-annual report to shareholders, are available free of charge.  To obtain a copy, please call (800) DIAL BEN/ (800) 342-5236 or send a written request to Franklin Templeton Investor Services, LLC, P.O. Box 33030, St. Petersburg, Florida 33733-8030.

Principal Shareholders

The outstanding shares and classes of the Fund as of November 2, 2020, are set forth in Exhibit A.

From time to time, the number of shares held in “street name” accounts of various securities dealers for the benefit of their clients may exceed 5% of the total shares outstanding of any class of the Fund.  To the knowledge of the Fund’s management, as of November 2, 2020, there were no other entities, except as set forth in Exhibit A, owning beneficially more than 5% of the outstanding shares of any class of the Fund.

In addition, to the knowledge of the Trust’s management, as of November 2, 2020, no Trustee of the Trust owned 1% or more of the outstanding shares of any class of the Fund.  The Trustees and officers, as a group, of the Trust owned less than 1% of the outstanding shares of each class of shares of the Fund.

Contacting the Board

If a shareholder wishes to send a communication to the Board, such correspondence should be in writing and addressed to the Board at the Trust’s offices, One Franklin Parkway, San Mateo, California 94403-1906, Attention:  Secretary.  The correspondence will be given to the Board for review and consideration.

EXHIBIT A

OUTSTANDING SHARES OF THE FRANKLIN K2 LONG SHORT CREDIT FUNd AS OF NOVEMBER 2, 2020

Franklin K2 Long Short Credit Fund	Outstanding Shares
Class A Shares	2,067,330.391
Class C Shares	270,108.238
Class R Shares	17,324.608
Class R6 Shares	530.786
Advisor Class Shares	6,519,476.927
Total	8,874,770.95

5% SHAREHOLDERS

Entities Owning Beneficially more than Five Percent (5%) of the Outstanding Shares of any Class of Franklin K2 Long Short Credit Fund as of November 2, 2020

Share Class	Name and Address of Account	Share Amount	Percentage of Class (%)
Class A	Franklin Resources, Inc.* One Franklin Parkway San Mateo, CA 94403-1906	988,487.862	47.81
	Raymond James* Attn: Courtney Waller 880 Carillon Parkway St Petersburg, FL 33716-1102	178,556.95	8.64
	Brett W. Shecter And Marcelle H. DePlaza JTTEN 18540 Long Lake Drive Boca Raton, FL 33496	107,797.612	5.21
Class C	UBS WM USA* 1000 Harbor Boulevard Weehawken, NJ 07086-6761	72,631.677	26.89
	National Financial Services LLC* Attn: Mutual Fund Department 4th Flr 499 Washington Boulevard Jersey City, NJ 07310-1995	26,575.4	9.84
	LPL Financial* Attn: Mutual Fund Trading 4707 Executive Drive San Diego, CA 92121-3091	25,284.648	9.36
	FTIOS Custodian* P.O. Box 33030 St. Petersburg, FL 33733-8030	16,841.908	6.24
Class R	FTIOS Custodian* P.O. Box 33030 St. Petersburg, FL 33733-8030	17,324.608	100.00
Class R6	Franklin Resources, Inc.* One Franklin Parkway San Mateo, CA 94403-1906	530.786	100.00
Advisor Class	UBS WM USA* 1000 Harbor Boulevard Weehawken, NJ 07086-6761	2,162,397.585	33.17
	Franklin Resources, Inc.* One Franklin Parkway San Mateo, CA 94403-1906	957,249.05	14.68
	Charles Schwab & Co* 211 Main Street San Francisco, CA 94105-1905	821,754.154	12.60
	LPL Financial* Attn: Mutual Fund Trading 4707 Executive Drive San Diego, CA 92121-3091	511,150.674	7.84
	National Financial Services LLC* Attn: Mutual Fund Department 4th Flr 499 Washington Boulevard Jersey City, NJ 07310-1995	430,308.82	6.60
	SEI Private Trust Co. C/O Pinnacle Trust 1 Freedom Valley Drive Oaks, PA 19456	413,118.637	6.34

A-1

*For the benefit of its customer(s).

                                                                                                                             948 STMT 11/20

A-2